UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 2, 2016

EMERGENT CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
	5355 Town Center Road, Suite 701 Boca Raton, Florida	33486 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of Matters to a Vote of Security Holders

On June 2, 2016, Emergent Capital, Inc. (the “Company”) held its Annual Meeting of Shareholders. The results of matters submitted to a vote were as follows:

Proposal One – Election of Directors:

The shareholders elected each of the director nominees set forth below for a one-year term expiring at the next Annual Meeting of Shareholders. The shareholders voted as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
James Chadwick	16,655,476	2,327,714	5,471,268
Michael Crow	16,489,239	2,493,951	5,471,268
Andrew Dakos	16,446,319	2,536,871	5,471,268
Phillip Goldstein	16,517,107	2,466,083	5,471,268
Gerald Hellerman	15,504,548	3,478,642	5,471,268
Antony Mitchell	16,632,897	2,350,293	5,471,268
Gilbert Nathan	16,657,802	2,325,388	5,471,268

Proposal Two - Advisory Vote on Executive Compensation.

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2015. The shareholders voted as follows:

For	Against	Abstain	Broker Non-Votes
15,741,391	1,219,724	2,022,075	5,471,268

Proposal Three – Ratification of Appointment of Independent Registered Public Accountant.

The selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified by shareholders. The shareholders voted as follows:

For	Against	Abstain
23,596,392	813,062	45,004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2016

EMERGENT CAPITAL, INC.
(Registrant)

By:	/s/ Christopher O’Reilly
Christopher O’Reilly
General Counsel and Secretary